Exhibit 99.1

Sterling Financial Corporation Completes Acquisition
of Commerce National Bank
Transaction expands Sterling’s presence in the Orange County Market and also adds equipment lease financing operations

Spokane, Wash. (Oct. 2, 2013) – Sterling Financial Corporation (NASDAQ:STSA) (the “Company”) today announced the completion of its acquisition of Commerce National Bank (“CNB”) for total cash consideration of $42.9 million. Immediately following completion of the acquisition, CNB was merged with and into the Company’s principal operating subsidiary, Sterling Savings Bank.

David DePillo, the Company’s vice chairman and chief lending officer, commented, “Commerce National Bank provides us with a solid foundation for expanding our business banking delivery capabilities in the Orange County market.” DePillo added, “This foundation includes the portfolio of high quality commercial customers and the highly experienced bankers who serve them, along with a commercial equipment leasing platform.”

About Sterling Financial Corporation

Sterling Financial Corporation (NASDAQ:STSA) of Spokane, Washington, is the bank holding company for Sterling Savings Bank, a Washington state chartered and federally insured commercial bank. Sterling Savings Bank does business as Sterling Bank outside of California and as Argent Bank and Commerce National Bank in California. Sterling offers banking products and services, mortgage lending, and trust and investment products to individuals, small businesses, corporations and other commercial organizations. As of June 30, 2013, Sterling Financial Corporation had assets of $9.94 billion and operated depository branches in Washington, Oregon, Idaho and California. Visit Sterling Financial Corporation’s website at www.sterlingfinancialcorporation.com.

Sterling media contact
Cara Coon
(509) 626-5348
cara.coon@bankwithsterling.com

Investor contact
Patrick Rusnak
(509) 227-0961
patrick.rusnak@bankwithsterling.com

Forward-Looking Statements
Certain statements in this press release, including, without limitation, statements as to the beliefs, expectations or opinions of the Company’s management with respect to the CNB acquisition, and all other statements in this press release, other than historical facts, are “forward-looking statements” and are intended to be covered by the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These risks and uncertainties include, but are not limited to, the ability of the Company to realize the expected benefits and synergies of the CNB acquisition. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as updated periodically in the Company's periodic filings with the Securities and Exchange Commission, which are available online at www.sec.gov. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

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